Exhibit 99.1

     FOR IMMEDIATE RELEASE

Contacts:
Jeff Young		Sandy Smith
Media Relations		Investor Relations
Akamai Technologies	—or—	Akamai Technologies
617-444-3913		617-444-2804
jyoung@akamai.com		ssmith@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2003 AND
FULL-YEAR 2003 FINANCIAL RESULTS

•	Record fourth quarter revenue of $45.2 million, up 8% quarter-over-quarter, and up 28% year-over-year

•	Annual revenue grew to $161.3 million, up 11% year-over-year

•	GAAP net loss narrowed to $0.02 per share

•	First ever normalized net income* of $1.5 million, or $0.01 per share

CAMBRIDGE, Mass. – February 4, 2004 – Akamai Technologies, Inc. (NASDAQ: AKAM), the global leader in distributed computing solutions and services, today reported financial results for the fourth quarter and full-year ended December 31, 2003. Revenue for the fourth quarter 2003 was $45.2 million, an 8.1 percent increase over third quarter revenue of $41.8 million, and a 27.7 percent increase over fourth quarter 2002 revenue of $35.4 million. Total revenue for 2003 was $161.3 million.

Net loss, in accordance with United States Generally Accepted Accounting Principles (GAAP), for the fourth quarter 2003 was $2.1 million, or $0.02 per share, compared to a net loss for the third quarter 2003 of $3.9 million, or $0.03 per share, and compared to a net loss of $55.6 million, or $0.48 per share, in the fourth quarter of 2002. Included in the fourth quarter 2003 net loss is $2.1 million of expenses associated with the retirement of debt.

For the first time in its history, the Company also achieved positive earnings per share of $0.01 on a normalized basis*, generating $1.5 million positive net income for the fourth quarter, compared to a normalized net loss* for the prior quarter of $0.03 per share, or $3.5 million, and compared to First Call’s consensus estimate for the fourth quarter of a normalized net loss of $0.01 per share.

Akamai ended the year with $208.4 million in cash, cash equivalents, restricted cash, marketable securities and restricted marketable securities, including $95.8 million in net debt proceeds and redemptions, an increase from $99.0 million at the end of the third quarter.

“The fourth quarter of 2003 was our best quarter to date,” said George Conrades, chairman and CEO of Akamai. “We achieved the most revenue of any quarter; the most cash flow from operations in any quarter; and, marking the most important improvement in our five-year history, we generated positive earnings per share on a normalized basis. All of this capped a year of consistent revenue growth and rapidly declining losses.”

Adjusted EBITDA* for the fourth quarter of 2003 was $14.2 million, a 21 percent increase from $11.7 million in the prior quarter, and over a ten fold increase over Adjusted EBITDA of $1.3 million in the fourth quarter of 2002. (* See Use of Non-GAAP Financial Measures for definition of Adjusted EBITDA.)

“With revenue growth in 2003 of 11 percent year-over-year, improvement in gross margins, and a decrease in cash operating expenses of 25 percent year-over-year, we’re clearly seeing the leverage in our model,” continued Conrades.

Customers
The number of recurring customers grew in the fourth quarter by 70 net new accounts for a total of 1,126 customers under long-term services contracts, the highest level in more than two years. For the full year, the Company’s customer count increased almost 18 percent.

New Akamai EdgeSuite® customers in the fourth quarter included Americanas (Brazil’s leading e-retailer), AUDI AG, Bayer AG, Brylane, Christian Dior, Knight Ridder Digital, Learning.com, Muze Inc., OfficeMax Inc., Overstock.com, ScanAlert and Tourism New Zealand, among others.

Resellers accounted for approximately 25 percent of 2003 fourth quarter revenue, as compared to approximately 22 percent in the prior quarter and 26 percent in the fourth quarter of 2002.

Network

Akamai’s global network at the end of the fourth quarter consisted of 14,733 servers in 1,072 networks, in 71 countries. The geographic reach and capacity of Akamai’s network is unprecedented in its ability to serve the needs of enterprise customers, government agencies and major Web-centric businesses.

Financial Statements

Condensed Consolidated Balance Sheets
(dollar amounts in thousands)
(unaudited)

	December 31,	December 31,
	2003	2002

Assets
Cash and cash equivalents	$160,074	$111,262
Restricted cash	5,000	—
Marketable securities	4,184	503
Restricted marketable securities	726	3,161
Accounts receivable, net	20,727	17,574
Prepaid expenses and other current assets	11,705	9,183

Current assets	202,416	141,683
Marketable securities	34,449	—
Restricted marketable securities	3,922	10,244
Property and equipment, net	23,878	63,159
Goodwill and other intangible assets, net	5,176	7,410
Other assets	9,100	7,367

Total assets	$278,941	$229,863

Liabilities and stockholders’ deficit
Accounts payable and accrued expenses	$42,231	$53,909
Other current liabilities	20,429	27,190

Current liabilities	62,660	81,099
Other liabilities	5,635	16,854
Convertible notes	386,000	300,000

Total liabilities	454,295	397,953
Stockholders’ deficit	(175,354)	(168,090)

Total liabilities and stockholders’ deficit	$278,941	$229,863

Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended

	December 31,	December 31,	December 31,	December 31,
	2003	2002	2003	2002

Revenue	$45,169	$35,352	$161,259	$144,976
Cost and operating expenses:
Cost of revenue (before depreciation)	7,277	6,603	27,431	38,371
Research and development	2,473	2,845	10,152	17,158
Sales and marketing	12,215	11,760	44,731	53,068
General and administrative	8,997	12,891	39,059	55,844
Amortization of CNN advertising	—	1,371	—	5,634
Amortization of other intangible assets	12	2,231	2,234	11,930
Depreciation	8,125	17,141	47,515	78,488
Equity-related compensation	1,518	5,562	9,813	21,195
Restructuring charges	—	26,675	(8,521)	45,824

Total cost and operating expenses	40,617	87,079	172,414	327,512

Operating income (loss)	4,552	(51,727)	(11,155)	(182,536)
Interest expense, net	4,183	4,053	17,022	15,310
Loss on early extinguishment of debt	2,097	—	2,097	—
(Gain) loss on investments, net	—	(299)	(1,622)	6,099

Loss before provision for income taxes	(1,728)	(55,481)	(28,652)	(203,945)
Provision for income taxes	351	123	629	492

Net loss	$(2,079)	$(55,604)	$(29,281)	$(204,437)

Basic and diluted net loss per share	$(0.02)	$(0.48)	$(0.25)	$(1.81)
Weighted average common shares outstanding	120,198	114,866	118,075	112,766

Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(unaudited)

	Three Months Ended	Year Ended

	December 31,	December 31,	December 31,
	2003	2003	2002

Cash flows from operating activities:
Net loss	$(2,079)	$(29,281)	$(204,437)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,137	49,749	96,052
Equity related compensation	1,518	9,813	21,195
Interest income on notes receivable for stock	(7)	(80)	(131)
Amortization of deferred financing costs	377	1,417	1,389
(Gain) loss on investments, property and equipment and foreign currency	(1,385)	(4,048)	6,803
Provision for doubtful accounts	576	760	(746)
Noncash portion of restructuring charge	—	144	3,161
Noncash portion of loss on early extinguishment of debt	1,207	1,207	—
Changes in operating assets and liabilities:
Accounts receivable	4,497	(2,800)	4,501
Prepaid expenses and other current assets	(6,204)	(2,740)	1,195
Accounts payable, accrued expenses and other current liabilities	2,924	3,932	(17,913)
Accrued restructuring	(1,789)	(23,111)	9,973
Deferred revenue	140	604	(2,197)
Other noncurrent assets and liabilities	(950)	(24,936)	15,398

Net cash provided by (used in) operating activities:	6,962	(19,370)	(65,757)

Cash flows from investing activities:
Purchases of property and equipment and capitalization of internal-use software	(2,712)	(8,881)	(14,187)
Proceeds from sale of property and equipment	—	114	327
Purchase of investments	(28,249)	(38,320)	(24,550)
Proceeds from sales and maturities of investments	—	10,639	141,001
Cash paid as contingent purchase price for the acquisition of a business	—	—	(6,500)

Net cash (used in) provided by investing activities	(30,961)	(36,448)	96,091

Cash flows from financing activities:
Proceeds from the issuance of 1% convertible subordinated notes, net of financing costs	169,800	169,800	—
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	6,689	8,585	2,807
Repayment of notes receivable from officers	531	2,301	—
Payments on capital leases and equipment loan	(137)	(1,438)	(1,645)
Payments on 5 1/2% convertible subordinated notes	(74,000)	(74,000)	—
Increase in restricted cash held for bond redemption activities	(5,000)	(5,000)	—

Net cash provided by financing activities	97,883	100,248	1,162

Effects of exchange rate translation on cash and cash equivalents	2,294	4,382	992

Net increase in cash and cash equivalents	76,178	48,812	32,488
Cash and cash equivalents, beginning of period	83,896	111,262	78,774

Cash and cash equivalents, end of period	$160,074	$160,074	$111,262

	Three Months Ended		Year Ended

	December 31,	December 31,	December 31,	December 31,
	2003	2002	2003	2002

Supplemental financial data (in thousands):
Network-related depreciation	$5,803	$10,669	$33,056	$46,297
Other depreciation	$2,322	$6,472	$14,459	$32,191
Capital expenditures	$2,712	$884	$8,881	$14,187
Net change in cash, cash equivalents, restricted cash, marketable securities and restricted marketable securities	$109,390	$(16,812)	$83,185	$(85,341)
Common stock issued	122,155	117,660
Common stock issued and unexercised options, warrants and deferred stock units	137,741	134,383
End of period statistics:
Number of customers under recurring contract	1,126	955
Number of employees	535	557
Number of deployed servers	14,733	13,622

*Use of Non-GAAP Financial Measures

In addition to providing GAAP-based financial measurements, Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors.

Akamai defines “Adjusted EBITDA” as net loss, before interest, taxes, depreciation, amortization, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, and loss on early extinguishment of debt. Akamai considers Adjusted EBITDA to be an important indicator of the company’s operational strength and performance of its business and a good measure of the company’s historical operating trend.

Adjusted EBITDA eliminates items which are either not part of the company’s core operations, such as investment gains and losses, early debt extinguishment, net interest expense and restructuring activities, or do not require a cash outlay, such as equity-related compensation and impairment of intangible assets. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment and the capitalization of internal-use software development costs. Capital expenditures or capex are disclosed in Akamai’s consolidated statement of cash flows in the company’s most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

Akamai defines “normalized net income (loss)” as net income (loss) before amortization, equity-related compensation, restructuring charges and benefits, certain gains and losses on equity investments, and loss on early extinguishment of debt. Akamai considers normalized net income (loss) to be another important indicator of the overall performance of the company because it eliminates the effects of events that are either not part of the company’s core operations or are non-cash.

Adjusted EBITDA and normalized net loss should be considered in addition to, not as a substitute for, the company’s operating loss and net loss, as well as other measures of financial performance reported in accordance with generally accepted accounting principles.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G, the company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net loss to normalized net income (loss)
and Adjusted EBITDA
(amounts in thousands, except per share data)

	Three Months Ended		Year Ended

	December 31,	December 31,	December 31,	December 31,
	2003	2002	2003	2002

Net loss	$(2,079)	$(55,604)	$(29,281)	$(204,437)
Amortization of intangible assets	12	2,231	2,234	11,930
Equity-related compensation	1,518	5,562	9,813	21,195
Restructuring charges	—	26,675	(8,521)	45,824
(Gain) loss on investments, net	—	(299)	(1,622)	6,099
Loss on early extinguishment of debt	2,097	—	2,097	—
Amortization of CNN advertising	—	1,371	—	5,634

Total normalized net income (loss):	1,548	(20,064)	(25,280)	(113,755)
Interest expense, net	4,183	4,053	17,022	15,310
Provision for income taxes	351	123	629	492
Depreciation	8,125	17,141	47,515	78,488

Total Adjusted EBITDA:	$14,207	$1,253	$39,886	$(19,465)

Weighted average common shares outstanding:	120,198	114,866	118,075	112,766
Normalized net income (loss) per share:	$0.01	$(0.17)	$(0.21)	$(1.01)

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 4766875.

About Akamai

Akamai® is the global leader in distributed computing solutions and services, making the Internet predictable, scalable, and secure for conducting profitable e-business. The Akamai on demand platform enables customers to easily extend their Web operations – with full control – anywhere, anytime, without the cost of building out infrastructure. Headquartered in Cambridge, Massachusetts, Akamai serves hundreds of today’s most successful enterprises and government agencies around the globe. Akamai is The Business Internet. For more information, visit www.akamai.com.

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Akamai Statement Under the Private Securities Litigation Reform Act

The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, unexpected increases in Akamai’s use of funds, unexpected loss of key large customers, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s network infrastructure, inability to service and repay our outstanding debt and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.